CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-293249 on Form S-6 of our report dated April 20, 2026, relating to the financial statement of FT 12846, comprising Vest Nasdaq 100 Buffered 10 Portfolio, Series 30, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 20, 2026